Exhibit 10.1

Execution Version

AMENDMENT TO FACILITY AGREEMENT, NOTES AND TO

DECEMBER 2020 EXCHANGE AGREEMENT

This AMENDMENT TO FACILITY AGREEMENT, NOTES AND DECEMBER 2020 EXCHANGE AGREEMENT (including the schedules, annexes and exhibits hereto, this “Agreement”), dated as of December 24, 2020, is by and among KemPharm, Inc., a Delaware corporation (the “Borrower”), Deerfield Private Design Fund III, L.P. (“DPDF”), Deerfield Special Situations Fund, L.P. (“DSS” and, together with DPDF, the “Deerfield Lenders”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Facility Agreement (as defined below).

RECITALS:

A. The Borrower, the Deerfield Lenders, Delaware Street Capital Master Fund, L.P. and M. Kingdon Offshore Master Fund, LP are parties (by joinder or otherwise) to that certain Facility Agreement, dated as of June 2, 2014, as amended (as the same previously has been amended, modified, restated or otherwise supplemented from time to time, the “Existing Facility Agreement”).

B. Pursuant to the December 2020 Exchange Agreement and Amendment to Facility Agreement, Notes and Investors’ Rights Agreement, dated as of December 20, 2020, the Borrower and the Deerfield Lenders (representing the Required Lenders) agreed, among other things, to make certain amendments to the Facility Agreement on the terms and subject to the conditions (and effective at such times) set forth therein (as the same previously has been amended, modified, restated or otherwise supplemented from time to time, the “Existing December 2020 Exchange Agreement”).

C. Pursuant to this Amendment (and subject to the terms and conditions hereof), effective at such times as are set forth herein, the Deerfield Lenders (representing the Required Lenders) and the Borrower have agreed to amend the Existing Facility Agreement, the Notes and the Existing December 2020 Exchange Agreement to modify certain terms contained therein.

D. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

AMENDMENT OF EXISTING FACILITY AGREEMENT, NOTES AND EXISTING

DECEMBER 2020 EXCHANGE AGREMENT

Section 1.01.

(a) Amendments to Existing Facility Agreement. Effective as of the date of the Amendment, the Existing Facility Agreement is hereby amended as follows:

(i) Section 1.1 of the Facility Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Aggregate Exchanged Principal Amount” has the meaning set forth in the December 2020 Exchange Agreement.

“Exchange Percentages” has the meaning set forth in the December 2020 Exchange Agreement.

“PIK Interest Payment” has the meaning set forth in Section 2.7.

“PIK Interest Period” has the meaning set forth in Section 2.7.

“Prepayment Amount” has the meaning set forth in the December 2020 Exchange Agreement.

(ii) Section 2.7 of the Facility Agreement is hereby amended and restated in its entirety to read as follows:

“The outstanding principal amount of the Notes shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month). Except as set forth below, accrued interest shall first be paid in arrears on July 1, 2014 and thereafter quarterly in arrears on the first Business Day of each, October, January, April and July thereafter (each, an “Interest Payment Date”). From and after the Effective Date, interest shall be paid as follows: notwithstanding anything to the contrary contained in this Agreement, interest on each Senior Secured Convertible Note (or any Senior Secured Convertible Note issued in substitution therefor) that accrues and is otherwise payable on an Interest Payment Date occurring after the Effective Date shall be paid in kind by adding the amount of such interest to the then outstanding principal amount of the Loans (each such payment in kind being referred to as a “PIK Interest Payment”). Following an increase in the principal amount of each Senior Secured Convertible Note (or any Senior Secured Convertible Note issued in substitution therefor) as a result of a PIK Interest Payment, such increased principal shall bear interest at the rate applicable to such Senior Secured Convertible Note, and such interest shall be paid in kind (and such payment in kind shall also be deemed a “PIK Interest Payment” hereunder). Notwithstanding the foregoing, and for the avoidance of doubt, any accrued and unpaid interest that is payable upon maturity or upon any other payment or prepayment (in connection with the acceleration of the Loans, an amortization payment or otherwise) of a Senior Secured Convertible Note shall be paid in cash Dollars, and all payments and prepayments (in connection with the acceleration of the Loans, an amortization payment or otherwise) shall be applied to the Loans in accordance with Section 2.3(c) of this Agreement.”

(b) Amendments to Existing December 2020 Exchange Agreement. Effective as of the date of the Amendment, the Existing December 2020 Exchange Agreement is hereby amended as follows:

(i) Section 3.01(b)(iii) of the December 2020 Exchange Agreement shall be hereby amended by amending and restating the definition of “Required Lenders” in its entirety to read as follows:

““Required Lenders” means, at any time, Lenders holding Loans representing more than 50% of the sum of the Loans outstanding, including at least one of the Deerfield Lenders; provided that if each of DSCM and Kingdon executes and delivers a Joinder Agreement (as defined in the December 2020 Exchange Agreement) on or before December 23, 2020, becomes a Participating Lender and consummates the transactions contemplated by the December 2020 Exchange Agreement with respect to its Exchange Percentage of the Prepayment Amount and the Aggregate Exchanged Principal Amount, then “Required Lenders” shall mean, at any time thereafter, Lenders holding Loans representing more than 50% of the sum of the Loans outstanding.”

(c) Amendments to Notes. Effective as of the date of the Amendment, the definition of “Required Note Holders” in each outstanding Note is hereby amended and restated to read in its entirety as follows:

““Required Note Holders” means, as of any date of determination, holders of more than 50% of the aggregate outstanding principal amount of the Notes, including at least one of the Deerfield Lenders; provided that if each of Delaware Street Capital Master Fund, L.P. and M. Kingdon Offshore Master Fund, LP executes and delivers a Joinder Agreement (as defined in the December 2020 Exchange Agreement and Amendment to Facility Agreement, Notes and Investors’ Rights Agreement, dated as of December 20, 2020, by and between the Company and signatories thereto (the “December 2020 Exchange Agreement”)) on or before December 23, 2020, becomes a Participating Lender (as defined in the December 2020 Exchange Agreement) and consummates the transactions contemplated by the December 2020 Exchange Agreement with respect to its Exchange Percentage (as defined in the December 2020 Exchange Agreement) of the Prepayment Amount (as defined in the December 2020 Exchange Agreement) and the Aggregate Exchanged Principal Amount (as defined in the December 2020 Exchange Agreement), then “Required Note Holders” shall mean, at any time thereafter, holders of more than 50% of the aggregate outstanding principal amount of the Notes.”

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Deerfield Lenders as of the date of this Amendment as follows:

(a) Organization and Good Standing. The Borrower is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. The Borrower has the requisite corporate power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Amendment and other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Amendment and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Borrower, and no further action of the Borrower, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith or therewith.

(c) Consents. The Borrower is not required to obtain any consent from, authorization or order of, or make any filing or registration with any governmental authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Amendment, in accordance with the terms hereof, other than the filing of a current report on Form 8-K with the U.S. Securities and Exchange Commission (the “Commission”) announcing the effectiveness of this Amendment (the “Form 8-K”).

(d) Valid and Binding Agreement. This Amendment has been duly executed and delivered by the Borrower, and constitutes, and upon the execution and delivery by the Borrower thereof and each other Transaction Document being executed or amended in connection herewith will constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e) Non-Contravention. The execution and delivery by the Borrower of this Amendment and each other Transaction Document being executed and delivered by the Borrower in connection herewith and the performance by the Borrower of its obligations hereunder and each other Transaction Document do not and will not (i) violate any provision of the Borrower’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject, or by which any property or asset of the Borrower is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, other than the Form 8-K, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which the Borrower is a party or by which any of its properties or assets are bound, (v) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, the Facility Agreement or the GPC License Agreement, or (vi) result in the creation or imposition of any Lien on any part of the properties or assets of the Borrower, except, in each instance of clauses (ii), (iii), (iv) and (vi) hereof, where such violation, conflict, breach, default or Lien would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on (a) the business, operations, results of operations, condition (financial or otherwise) or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any provision of this Amendment or any other Transaction Document, (c) the ability of the Borrower to timely perform its obligations under this Amendment or any other Transaction Document, or (d) the rights and remedies of the Deerfield Lenders under this Amendment or any other Transaction Document. As of the date hereof, no Event of Default under the Facility Agreement exists, and, to the knowledge of the Borrower, no event has occurred, and no fact or circumstance exists, that, with or without notice, lapse of time or both would reasonably be expected to result in an Event of Default under the Facility Agreement.

(f) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Amendment. The Deerfield Lenders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.02(f) that may be due in connection with the transactions contemplated hereby.

(g) Compliance with Money Laundering Laws. The operations of the Borrower are and have been conducted at all times in compliance with all financial recordkeeping and reporting requirements applicable to the Borrower, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and the money laundering and any related or similar laws of all jurisdictions in which the Borrower conducts business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any governmental authority involving the Borrower with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

(h) OFAC. The Borrower is not (a) a country, the government of a country, or an agency of the government of a country, (b) an organization directly or indirectly controlled by a country or its government, or (c) a person resident in or determined to be resident in a country, in each case, that is subject to a comprehensive country sanctions program administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Borrower is not a person named on the list of Specially Designated Nationals maintained by OFAC.

(i) Litigation. No proceeding is pending before or, to the knowledge of Borrower, threatened by any Governmental Authority (a) to which any Credit Party is a party, (b) that purports to affect or pertain to the Transaction Documents or the transactions contemplated hereby or thereby or (c) that has as the subject thereof any assets owned by any Credit Party or any of its Subsidiaries, in each case, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Amendment or any other Transaction Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

(j) Compliance with Laws. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Credit Party is in compliance with all Applicable Laws and authorizations.

(k) No Default or Event of Default has occurred and is continuing (or would result after giving effect to the transactions contemplated by this Amendment).

ARTICLE III.

CONDITIONS PRECEDENT.

Section 3.01. Conditions. The effectiveness of the amendments of the Existing Facility Agreement, the Existing December 2020 Exchange Agreement and the Notes provided for in Section 1.01 of this Amendment are subject to satisfaction of the following conditions on or prior to the date hereof:

(a) The execution and delivery of this Amendment by the Borrower and the Required Lenders;

(b) The representations and warranties of the Borrower herein shall be true and correct as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each other document, agreement or instrument being executed and delivered pursuant to, or in connection with the execution and delivery of, this Amendment by the Borrower shall be true and correct;

(c) no Default or Event of Default shall have occurred or be continuing (or would result after giving effect to the transactions contemplated by this Amendment); and

(d) The Borrower shall have delivered to the Deerfield Lenders such other documents relating to the transactions contemplated by this Amendment as the Deerfield Lenders or their counsel may reasonably request.

ARTICLE IV.

MISCELLANEOUS

Section 4.01. Entire Agreement. This Amendment and the other Transaction Documents constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Deerfield Lenders and the Borrower with respect to the subject matter hereof.

Section 4.02. Amendments and Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed by the Borrower and the Deerfield Lenders. Any amendment that is approved by the Deerfield Lenders shall bind all Lenders.

Section 4.03. Successors and Assigns. All of the covenants and provisions of this Amendment by or for the benefit of the Deerfield Lenders or the Borrower shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

Section 4.04. Applicable Law; Consent to Jurisdiction.

(a) As part of the consideration and mutual promises being exchanged and given in connection with this Amendment, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Amendment or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Amendment, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Amendment shall be governed by the laws of the State of New York without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

(b) The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Amendment or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, borough of Manhattan. With respect to any such claims, controversies or disputes, each of the parties hereby irrevocably:

(i) submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii) waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 4.04, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Amendment, or the subject matter hereof, may not be enforced in or by such courts; and

(iii) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT. EACH PARTY TO THIS AMENDMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.04.

Notwithstanding the foregoing in this Section 4.04, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 4.05. Counterparts; Effectiveness. This Amendment and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Amendment or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Amendment or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 4.06. No Third Party Beneficiaries. Nothing in this Amendment, express or implied, is intended to or shall confer upon any person (other than the parties to this Amendment) any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

Section 4.07. Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Amendment and shall not affect the interpretation thereof.

Section 4.08. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 4.09. Reservation of Rights. None of the Deerfield Lenders has hereby waived any of such Deerfield Lender’s rights or remedies arising from any breach or default or any right otherwise available under the Facility Agreement, any other Transaction Document or at law or in equity as to any of such Deerfield Lender’s Notes. Each of the Deerfield Lenders expressly reserves all such rights and remedies.

Section 4.10. Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as any party may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

Section 4.11. No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 4.12. Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Amendment, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Amendment in its entirety, and (d) the use of the word “including” in this Amendment shall be by way of example rather than limitation. Unless otherwise indicated, references to “Transaction Documents” in this Amendment refer to Transaction Documents, each as amended as of the date hereof, including as provided by this Amendment. This Amendment is a Transaction Document

Section 4.13. Reaffirmation. Other than as expressly provided in this Amendment, the execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Deerfield Lenders, constitute a waiver of any provision of the Facility Agreement, the Notes, any other Transaction Documents (as currently in effect) or any other document executed in connection therewith or serve to effect a novation of the obligations thereunder. The Borrower, as issuer, debtor, grantor, pledger, mortgagor, guarantor or assignor, or in other any other similar capacity in which it grants liens or security interests in its property hereby (i) acknowledges and agrees that it has reviewed this Amendment, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents, and (iii) to the extent the Borrower granted Liens on or security interests in any of its property pursuant to any such Transaction Document as security for the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such grant of security interests and Liens as provided in the Transaction Documents and confirms and agrees that such security interests and Liens continue to secure all of the currently outstanding or future Obligations (as amended hereby) on the terms and conditions of the Transactions Documents (for the avoidance of doubt as amended as of the date of this Amendment (including as provided in this Amendment)). The Borrower hereby consents to this Amendment and acknowledges that this Amendment and each document or agreement executed and delivered pursuant to, or in connection with, the execution and delivery of this Amendment is a Transaction Document and each of the other Transaction Documents, each as amended as of the date hereof (including as provided in this Amendment), remains in full force and effect and is hereby ratified and reaffirmed; provided, that nothing in this Section 4.13 shall obligate the Borrower to restate, or be considered to be a restatement of, the representations of the Borrower contained in Article 3 of the Existing Facility Agreement as of the date hereof. Any reference in the Transaction Documents to “hereunder,” “hereof,” “herein,” or words of like import referring to such agreement shall refer to such Transaction Document as amended as of the date hereof (including as provided in this Amendment).

Section 4.14. No Fiduciary Relationship. The Borrower acknowledges and agrees that (a) each Deerfield Lender is acting at arm’s length from the Borrower with respect to this Amendment and the Transaction Documents and the transactions contemplated hereby and thereby; (b) no Deerfield Lender will, solely by virtue of this Amendment or any of the Transaction Documents or any transaction contemplated hereby or thereby, become an Affiliate of, or have any agency, tenancy or joint venture relationship with, the Borrower; (c) no Deerfield Lender has acted, or is or will be acting, as a financial advisor to, or fiduciary (or in any similar capacity) of, or has any fiduciary or similar duty to, the Borrower with respect to, or in connection with, this Amendment and the Transaction Documents and the transactions contemplated hereby and thereby, and the Borrower agrees not to assert, and hereby waives, any claim that any Deerfield Lender has any fiduciary duty to the Borrower; (d) any advice given by a Deerfield Lender or any of its representatives or agents in connection with this Amendment and the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Deerfield Lender’s performance of its obligations hereunder and thereunder; and (e) the Borrower’s decision to enter into this Amendment has been based solely on the independent evaluation by the Borrower and their representatives.

Section 4.15. Disclosure; Confidentiality. On or before 8:00 a.m., New York time, on December 28, 2020, the Borrower shall file with the Commission a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment, disclosing the effectiveness of this Amendment, attaching this Amendment (without any redaction therefrom), and disclosing any other presently material non-public information (if any) provided or made available to any Deerfield Lender (or any Deerfield Lender’s agents or representatives) on or prior to the date hereof (the “Announcing 8-K Filing”). The Borrower represents and warrants that, from and after the filing of the Announcing 8-K Filing, it shall have publicly disclosed all material, non public information (if any) provided or made available to any Deerfield Lender (or any Deerfield Lender’s agents or representatives) by the Borrower or any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Amendment or otherwise on or prior to the date hereof. Notwithstanding anything contained in this Amendment to the contrary, and without implication that the contrary would otherwise be true, the Borrower expressly acknowledges and agrees that, from and after the Announcing 8-K Filing, no Lender nor any affiliate of any Deerfield Lender shall have (unless expressly agreed to by such particular Lender after the date hereof in a written definitive and binding agreement executed by the Borrower and such particular Deerfield Lender or customary oral (confirmed by e-mail) “wall cross” agreement (it being understood and agreed that no Deerfield Lender may bind any other Deerfield Lender with respect thereto)), any duty of trust or confidence with respect to, or a duty not to trade in any securities while aware of, any information regarding the Borrower.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed as of the date first written above.

THE BORROWER:

KEMPHARM, INC.

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Financial Officer, Treasurer & Secretary

[Signature Page to Amendment to Facility Agreement, Notes and to December 2020 Exchange Agreement]

DEERFIELD LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., its General Partner
By: J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

[Signature Page to Amendment to Facility Agreement, Notes and to December 2020 Exchange Agreement]